March 4, 2010
Via Federal Express
Senesco Technologies, Inc.
303 George St., Suite 420
New Brunswick, New Jersey 08901
Attention:  Joel Brooks, Chief Financial Officer

Re:  Senesco Technologies, Inc.

Mr. Brooks:

In accordance with the terms of those certain secured convertible debentures, as set forth in detail on Schedule A attached hereto, (the “Notes”) which were issued in connection with that certain Securities Purchase Agreement, dated August 29, 2007, by and between Senesco Technologies, Inc. and Stanford Venture Capital Holdings, Inc. (“Stanford”) as such Notes were further sold to the undersigned (the “Holders”) pursuant to that Purchase and Sale Agreement dated as of November 6, 2009 by and between Stanford and the Holders, the Holders, jointly and severally, hereby acknowledge and agree as follows:

1.
The Notes shall be converted into shares of Company common stock, par value $0.01,  (the “Conversion Shares”) at a price per share price of $0.83 immediately following the receipt of the approval of the stockholders of the Company at a meeting called for such purpose (the “Conversion Date”).

2.
Issuance of the Conversion Shares shall be in exchange for and in full satisfaction of the Company’s obligations under the Notes.  Immediately following the issuance of the Conversion Shares, the Notes shall be automatically cancelled and shall be of no further force or effect.

3.	Promptly following the Conversion Date, the Holders will return to the Company the originally executed Notes marked cancelled.

[End of text.]

IN WITNESS WHEREOF, the signatories hereto have executed this letter as of the date set forth above.

By: /s/ Christopher Forbes
Christopher Forbes

By: /s/ Rudolf Stalder
Rudolf Stalder

By: /s/ Harlan W. Waksal, M.D.
Harlan W. Waksal, M.D.

By: /s/ David Rector
David Rector

By: /s/ John N. Braca
John N. Braca

By: /s/ Jack Van Hulst
Jack Van Hulst

By: /s/ Warren Isabelle
Warren Isabelle

THOMAS C. QUICK CHARITABLE FOUNDATION

By: /s/ Thomas C. Quick
Name: Thomas C. Quick
Title:

Schedule A